Consent of Independent Certified Public Accountants

The Source Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-16039) of The Source Company (the Company) of our report dated March 27, 1997, relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB as of and for the year ended January 31, 1997.


                                        /s/ BDO Seidman, LLP

St. Louis, Missouri
April 29, 1997